EXHIBIT 99.1

CONTACT:

Felicia Vonella

Acorda Therapeutics

fvonella@acorda.com

(917) 826-3427

FOR IMMEDIATE RELEASE

U.S. District Court Issues Decision to Invalidate Four AMPYRA Patents; Company Will Appeal Ruling

ARDSLEY, N.Y. – March 31, 2017 – Acorda Therapeutics, Inc. (Nasdaq: ACOR ) today announced that the United States District Court for the District of Delaware upheld U.S. Patent No. 5,540,938 (the ‘938 patent), which pertains to the formulation of AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg and is set to expire in July 2018. The Court invalidated U.S. Patent Nos. 8,663,685 (the ‘685 patent), 8,007,826 (the ‘826 patent), 8,440,703 (the ‘703 patent), and 8,354,437 (the ‘437 patent) which pertain to AMPYRA. The Company will appeal the ruling on these patents.

“We are disappointed by the Court’s decision and are preparing our appeal,” said Ron Cohen, M.D., Acorda's President and CEO, “Medical innovation depends on the recognition of valid intellectual property claims. We believe that we demonstrated novel and unexpected findings in our AMPYRA development program that led to the issuance of valid patents.”

The Company has developed contingency plans to address its business needs and objectives in the event of a loss of AMPYRA exclusivity, and will provide an update after finalizing the implementation timeline.

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders.

Acorda has an industry leading pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease, migraine and multiple sclerosis. Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statement

These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the ability to realize the benefits anticipated from the Biotie and Civitas transactions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the ability to successfully integrate Biotie’s operations and Civitas’ operations, respectively, into our operations; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra (dalfampridine) Extended Release Tablets, 10 mg in the U.S., which will likely be materially adversely affected by the court decision in our litigation against filers of Abbreviated New Drug Applications (each, an “ANDA”) to market generic versions of Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301 or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, any other products under development, or the products that we will acquire when we complete the Biotie transaction; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain and maintain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaborator Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

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